                                                                 EXHIBIT 10.66










                                O'CHARLEY'S INC.

                           DEFERRED COMPENSATION PLAN

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                                TABLE OF CONTENTS

ARTICLE I.  TITLE AND DEFINITIONS.................................................................................1
   1.1  Title.....................................................................................................1
   1.2  Definitions...............................................................................................1

ARTICLE II.  PARTICIPATION........................................................................................5

ARTICLE III.  DEFERRAL ELECTIONS..................................................................................5
   3.1  Elections to Defer Compensation...........................................................................5
   3.2  Investment Elections......................................................................................6
   3.3  Maximum 401(k) Contribution...............................................................................7
   3.4  Company Matching Contribution.............................................................................7
   3.5  Company Discretionary Contribution........................................................................8

ARTICLE IV.  DEFERRAL ACCOUNTS AND TRUST FUNDING..................................................................8
   4.1  Deferral Accounts.........................................................................................8
   4.2  Company Discretionary Contribution Account and Company Matching Contribution Account......................8
   4.3  Trust Funding.............................................................................................9

ARTICLE V.  VESTING...............................................................................................9

ARTICLE VI.  DISTRIBUTIONS.......................................................................................10
   6.1  Distribution of Deferred Compensation and Discretionary Company Contributions............................10
   6.2  Early Distributions......................................................................................12
   6.3  Hardship Distribution....................................................................................13
   6.4  Inability to Locate Participant..........................................................................13
   6.5  Payment of Policy Premiums...............................................................................13

ARTICLE VII.  ADMINISTRATION.....................................................................................13
   7.1  Committee................................................................................................13
   7.2  Committee Action.........................................................................................14
   7.3  Powers and Duties of the Committee.......................................................................14
   7.4  Construction and Interpretation..........................................................................15
   7.5  Information..............................................................................................15
   7.6  Compensation, Expenses and Indemnity.....................................................................15
   7.7  Quarterly Statements.....................................................................................15
   7.8  Disputes.................................................................................................15

ARTICLE VIII.  MISCELLANEOUS.....................................................................................16
   8.1  Unsecured General Creditor...............................................................................16
   8.2  Restriction Against Assignment...........................................................................17
   8.3  Withholding..............................................................................................17
   8.4  Amendment, Modification, Suspension or Termination.......................................................17
   8.5  Governing Law............................................................................................17


                                       i

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
   8.6  Receipt or Release.......................................................................................17
   8.7  Payments on Behalf of Persons Under Incapacity...........................................................18
   8.8  Limitation of Rights and Employment Relationship.........................................................18
   8.9  Headings.................................................................................................18

                                O'CHARLEY'S INC.

                           DEFERRED COMPENSATION PLAN

         WHEREAS, O'Charley's Inc. (the "Company") desires to amend in its entirety the O'Charley's Inc. Supplemental Executive Retirement Plan and to establish in its place the O'Charley's Inc. Deferred Compensation Plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees of Company through deferrals of salary, bonus, and deferral of contributions which cannot be made to the Company 401(k) plan due to Internal Revenue Code limitations effective as of January 1, 1999;

         NOW, THEREFORE, effective as of January 1, 1999, the Plan is hereby adopted to read as follows:

                                   ARTICLE I.
                              TITLE AND DEFINITIONS

    1.1  Title.

         This Plan shall be known as O'Charley's Inc. Deferred Compensation
Plan.

    1.2  Definitions.

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         (a) "Account" or "Accounts" shall mean a Participant's Deferral Account, Company Discretionary Contribution Account and Company Matching Contribution Account.

         (b) "Base Salary" shall mean a Participant's annual base salary, excluding bonus, incentive and all other remuneration for services rendered to Company and prior to reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to Section 401(k) of the Code.

         (c) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death (other than the death benefits described in Section 6.1(c)(1) unless such person is designated as a beneficiary under the Policy described therein). No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. If there is no Beneficiary designation in effect, then the person designated to receive the death benefit specified in Section 6.1(c)(1) shall be the Beneficiary. However, no designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

         (d) "Board of Directors" or "Board" shall mean the Board of Directors of O'Charley's Inc.

         (e) "Bonus" shall mean additional quarterly or year-end compensation other than Base Salary.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (g) "Committee" shall mean the Employee Benefit Risk Management Investment Committee.

         (h) "Company" shall mean O'Charley's Inc. and any successor corporations. Company shall include (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which O'Charley's Inc. is a component member and (ii) such other entities which are not part of a controlled group of corporations of which O'Charley's Inc. is a component member, provided in either circumstance that the Board authorize such corporation's participation in the Plan.

         (i) "Company Discretionary Contribution Account" shall mean the bookkeeping account maintained by Company for each Participant that is credited with an amount equal to the Company Discretionary Contribution Amount, if any, and earnings and losses pursuant to Section 4.2.

         (j) "Company Discretionary Contribution Amount" shall mean, for each Participant for a Plan Year, an additional discretionary amount allocated to a Participant under this Plan as determined by the Committee. Such Amount may differ from Participant to Participant both in amount, including no contribution, and as a percentage of Compensation.

         (k) "Company Matching Contribution Account" shall mean the bookkeeping account maintained by Company for each Participant that is credited with an amount equal to the Company Matching Contribution Amount and earning and losses pursuant to Section 4.2.

         (l) "Company Matching Contribution Amount" shall mean for each Participant for a Plan Year, the amounts set forth and allocated in accordance with Section 3.4.

         (m) "Compensation" shall mean Base Salary and Bonus that the Participant is entitled to receive for services rendered to the Company.

         (n) "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Compensation that he or she elects to defer, and (2) interest pursuant to Section 4.1.

         (o) "Distributable Amount" shall mean the vested balance in the Participant's Deferral Account, Company Discretionary Contribution Account and Company Matching Contribution Account.

         (p) "Early Distribution" shall mean an election by a Participant in accordance with Section 6.2 to receive a withdrawal of vested amounts from his or her Deferral Account, Company Discretionary Contribution Account and Company Matching Contribution Account prior to the time in which such Participant would otherwise be entitled to such amounts.

         (q) "Effective Date" shall mean January 1, 1999.

         (r) "Eligible Employee" shall mean such management and highly compensated employees as are designated by the Committee for participation in this Plan, including Executive Officers, Regional Supervisors, Area Supervisors or other management and highly compensated personnel.

         (s) "401(k) Plan" shall mean the retirement plan maintained by the Company on the Effective Date and is intended to qualify under Sections 401(a) and 401(k) of the Code and any successor or replacement plan.

         (t) "Fund" or "Funds" shall mean one or more of the investment funds selected by the Committee pursuant to Section 3.2(b).

         (u) "Hardship Distribution" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her Dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended), loss of a Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, a Hardship Distribution may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.

         (v) "Initial Election Period" for an Eligible Employee shall mean the period ending on December 31, 1998 as designated by the Committee, or the 30-day period following the time an employee shall be designated by the Committee as an Eligible Employee.

         (w) "Interest Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

         (x) "Maximum 401(k) Contribution" means for a given Plan Year, the lesser of:

             (i) The maximum elective deferral that a Participant can make to the 401(k) Plan pursuant to the limitations imposed by Section 402(g) and 415 of the Code for that Plan Year determined by the Company at the end of the Plan Year after taking into account all contributions by or on behalf of the Participants to the 401(k) Plan for that Plan Year; or

             (ii) The maximum elective deferrals that the Company determines pursuant to Section 3.3 may be made by the Participant for that Plan Year based on the Company's preliminary testing of the 401(k) Plan's compliance with the actual deferral percentage and actual contribution percentage discrimination testing for the Plan Year described in Section 401 (k)(3) of the Code, after taking into account all elective deferrals actually made by the Participant for that Plan Year.

         (y) "Participant" shall mean any Eligible Employee who becomes a Participant in accordance with Section 2.1.

         (z) "Payment Date" shall mean the time as soon as practicable after the earlier of (1) the first day of the month following the end of the calendar quarter in which the Participant's employment terminates for any reason, or (2) the Scheduled Withdrawal Date.

         (aa) "Plan" shall mean O'Charley's Inc. Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

         (bb) "Plan Year" shall mean the twelve-month period beginning on each January 1 and ending on each December 31.

         (cc) "Policy" shall mean an insurance policy purchased in accordance with the terms of this Plan.

         (dd) "Scheduled Withdrawal Date" shall mean the distribution date elected by the Participant for an in-service withdrawal of all amounts of Compensation deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

         (ee) "Trust" shall mean O'Charley's Inc. Deferred Compensation Plan Trust.

         (ff) "Years of Employment" shall mean each one-year period measured from the Participant's date of hire or anniversary of such date of hire.

                                  ARTICLE II.
                                  PARTICIPATION

         An Eligible Employee shall become a Participant in the Plan by (1) electing to defer a portion of his or her Compensation in accordance with
Section 3.1, (2) filing a life insurance application form along with his or her deferral election form, and (3) complying with such medical underwriting requirements as determined by the life insurance carrier selected by the Company. An Eligible Employee who completes the requirements of the preceding sentence shall commence participation in this Plan as of the first day of the month following completion of such requirements. In the event it is determined by the Committee, that the proposed life insurance policy cannot be obtained in a cost efficient manner after medical underwriting requirements have been met, the Participant shall not be eligible to receive death benefits in accordance with Section 6.1(c)(1) of the Plan. Notwithstanding any provision to the contrary, if it is determined or reasonably believed, based on a judicial or administrative determination or an opinion of Company's legal counsel that a Plan Participant is not a management or highly compensated employee, such individual shall cease to be a Participant and his Distributable Amount shall be paid to him in a lump sum as soon as practicable after the determination is made that he is not a management or highly compensated employee.

                                  ARTICLE III.
                               DEFERRAL ELECTIONS

    3.1  Elections to Defer Compensation.

         (a) Initial Election Period. Subject to the provisions of Article II, each Eligible Employee may elect to defer Base Salary and Bonus by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

         (b) General Rule. The amount of Compensation which an Eligible Employee may elect to defer is such Compensation earned on or after the time at which the Eligible Employee elects to defer in accordance with Sections 1.2(v) and 3.1(a) and shall be a percentage which shall not exceed 50% of the Eligible Employee's Base Salary and 100% of Bonus, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security tax (including Medicare), income tax and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution which may be made in any Plan Year by an Eligible Employee shall not be less than $2,500, provided such minimum contribution can be satisfied from either Base Salary and/or Bonus.

         (c) Duration of Compensation Deferral Election. An Eligible Employee's initial election to defer Base Salary and Bonus must be filed on or before December 16, 1998. A Participant's election to defer bonus shall be applied to bonuses earned in the next following

Plan Year. A Participant may increase, decrease or terminate a deferral election with respect to Base Salary or Bonus for any subsequent Plan Year by filing a new election before December 15, which election shall be effective on the first day of the next following Plan Year. Notwithstanding the previous sentence, a Participant may suspend his deferral of Base Salary upon 14 days written notice, provided said Participant will be ineligible to defer Base Salary for the balance of the Plan Year and the following Plan Year. As a part of his or her election to defer Compensation, the Participant shall make an irrevocable election as to whether the Maximum 401(k) Contribution for each Plan Year to which the deferral election applies shall be either contributed to the 401(k) Plan or be paid to the Participant after the end of that Plan Year pursuant to
Section 3.3 of the Plan. In the event that the Participant fails to make such an election with respect to the Maximum 401(k) Contribution, then he or she shall be deemed to have elected to receive payment of the Maximum 401(k) Contribution from this Plan at the end of that Plan Year pursuant to Section 3.3. In the case of an employee who becomes an Eligible Employee after January 1, 1999, such Eligible Employee shall have 30 days from the date he or she has become an Eligible Employee to make an Initial Election with respect to Base Salary and Incentive Pay. Such election shall be for the remainder of the Plan Year, in the event the Plan Year has commenced.

         (d) Elections other than Elections during the Initial Election Period. Subject to the limitations of Section 3.1(b) and 3.1(c) above, any Eligible Employee who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Compensation deferral election may elect to again defer Compensation, by filing an election, on a form provided by the Committee, to defer Compensation as described in Sections 3.1(b) and 3.1(c) above. An election to defer Compensation must be filed in a timely manner in accordance with Section 3.1(c).

    3.2  Investment Elections.

         (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, the types of investment funds the Participant's Account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that Account. In making the designation pursuant to this Section 3.2, the Participant may specify that all or any multiple of his Deferral Account (in whole percentage increments) be deemed to be invested in one or more of the types of investment funds provided under the Plan as communicated from time to time by the Committee. Effective as of the beginning of any calendar month, a Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee, at least 5 days prior to the end of the previous month. If a Participant fails to elect a type of fund under this
Section 3.2, he or she shall be deemed to have elected the Money Market type of investment fund.

         (b) Although the Participant may designate the type of investments, the Committee shall not be bound by such designation. The Committee shall select from time to time, in its sole discretion, commercially available investments of each of the types communicated by the Committee to the Participant pursuant to
Section 3.2(a) above to be the Funds. The Interest Rate of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to Participant's Account under Article

IV. Notwithstanding any provision to the contrary, a Participant's Account will be credited with earnings using a money market rate of interest until such time as a Policy is issued or the Committee determines that a Policy cannot be issued at rates which are economically acceptable to Company.

    3.3  Maximum 401(k) Contribution.

         On or before the January 31 immediately following the end of any Plan Year during which a Participant has made deferrals with respect to Base Salary and/or Bonus payable during that Plan Year, the Company shall determine the Maximum 401(k) Contribution that each such Participant would be permitted to make to the 401(k) Plan for that Plan Year, based on preliminary actual deferral percentage and actual contribution percentage testing for the 401(k) Plan for the Plan Year in accordance with Code Section 401(k)(3) and 402(g), taking into account any elective deferrals actually contributed to the 401(k) Plan by or on behalf of the Participant for that Plan Year and other relevant factors. As soon as practicable after the Maximum 401(k) Contribution for each such Participant for the Plan Year has been determined, but in all events no later than the March 15th immediately following the end of that Plan Year, the Company shall deduct the Participant's Maximum 401(k) Contribution amount for that Plan Year from the Participant's Deferral Account and pay that amount in one lump sum either to the 401(k) Plan as an additional elective deferral on the Participant's behalf or to the Participant as additional compensation for that year as elected by the Participant as part of his or her deferral election for that Plan Year. Notwithstanding anything to the contrary, under no circumstances shall the Participant be permitted to change his or her election with respect to the Maximum 401(k) Contribution for any Plan Year on or after the beginning of that Plan Year nor in any way accelerate or extend the date the amount of the Maximum 401(k) Contribution is to be paid to the Participant or the 401(k) Plan pursuant to this Section 3.3. A Participant's Maximum 401(k) Contribution amount shall be paid from the Plan only at the time described in this Section 3.3 and the provisions of Article VI shall not apply to the Maximum 401(k) Contribution amount for any Plan Year.

    3.4  Company Matching Contribution.

         Company may make an annual Company Matching Contribution in its sole and absolute discretion and may cause such matching contribution to vary among Participants who qualify under Sections 3.4(a) and 3.4(b).

         (a) Company may make an annual Company Matching Contribution equal to 100% of a Participant's deferrals of Compensation up to 6% of Compensation for Executive Officers and 75% of deferrals of Compensation up to 6% of Compensation for Regional Supervisors and Area Supervisors and other Participants, provided such individual participated in the O'Charley's Inc. Supplemental Executive Retirement Plan prior to such plan's amendment by this Plan.

         (b) For any Participant who does not qualify under 3.4(a), Company may make an annual Company Matching Contribution equal to 50% of a Participant's deferral of Compensation up to 3% of Compensation.

         (c) A Participant must be employed by Company on the last day of the Plan Year in order to receive a Company Matching Contribution. Notwithstanding any provision to the contrary, Company reserves the right to amend or eliminate the amount of Company Matching Contribution at any time upon giving Participants 14 days written notice.

    3.5  Company Discretionary Contribution.

         Company may make a Discretionary Contribution Amount in accordance with
Section 1.2(j).

                                  ARTICLE IV.
                       DEFERRAL ACCOUNTS AND TRUST FUNDING

    4.1  Deferral Accounts.

         The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to an investment fund elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

         (a) As of five days after the date of deferral, the Committee shall credit the investment fund subaccounts of the Participant's Deferral Account with an amount equal to Compensation deferred by the Participant in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund;

         (b) As of the last day of each month, each investment fund subaccount of a Participant's Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month plus contributions during the current month commencing on the date such contributions are credited to the investment fund subaccount by the Interest Rate for the corresponding fund selected by the Company pursuant to Section 3.2(b).

         (c) In the event that a Participant elects for a given Plan Year's deferral of Compensation to have a Scheduled Withdrawal Date, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and losses associated with such Plan Year's deferral of Compensation.

    4.2 Company Discretionary Contribution Account and Company Matching Contribution Account.

         The Committee shall establish and maintain a Company Discretionary Contribution Account and a Company Matching Contribution Account for each Participant under the Plan. Each Participant's Company Discretionary Contribution Account and Company Matching Contribution Account shall be further divided into separate investment fund subaccounts corresponding to the investment fund elected by the Participant pursuant to Section 3.2(a). A Participant's Company Discretionary Contribution Account and Company Matching Contribution Account shall be credited as follows:

         (a) As of five days after the date of a Company Discretionary Contribution or Company Matching Contribution, the Committee shall credit the investment fund subaccounts of the Participant's Company Discretionary Contribution Account and Company Matching Contribution Account with an amount equal to the Company Discretionary Contribution Amount, if any, or Company Matching Contribution Amount applicable to that Participant; that is, the proportion of the Company Discretionary Contribution Amount, if any, and Company Matching Contribution Amount which the Participant elected to be deemed to be invested in a certain type of investment fund shall be credited to the corresponding investment fund subaccount; and

         (b) As of the last day of each month, each investment fund subaccount of a Participant's Company Discretionary Contribution Account and Company Matching Contribution Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month plus contributions during the current month commencing on the date such contributions are credited to the investment fund subaccount by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.2(b).

    4.3  Trust Funding.

         The Company has created a Trust with First American Trust Company serving as initial trustee. The Company shall cause the Trust to be funded each year. The Company shall contribute to the Trust an amount equal to the amount deferred by each Participant for the Plan Year. The Company may also contribute such additional amounts as it shall deem necessary or appropriate.

         Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against that Participant's employer. Any assets held in the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency as defined in Section 4.2(a) of the Trust.

         The assets of the Plan and Trust shall never inure to the benefit of the Company and the same shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries, deferring reasonable expenses of administering the Plan and Trust.

                                   ARTICLE V.
                                     VESTING

         A Participant's Deferral Account shall be 100% vested at all times. The vesting schedule for Company Discretionary Contributions and Company Matching Contributions is as follows:

            Years of Employment                              Vested %

                      0                                          0

                      1                                          0

                      2                                          20

                      3                                          40

                      4                                          60

                      5                                          80

                      6+                                        100



                                   ARTICLE VI.
                                  DISTRIBUTIONS

    6.1 Distribution of Deferred Compensation and Discretionary Company Contributions.

         (a) Distribution Without Scheduled Withdrawal Date. In the case of a Participant who terminates employment with Company and has an Account balance of more than $50,000, the Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) in substantially equal annual installments over ten (10) years beginning on the Participant's Payment Date. The following optional forms of benefit may be elected by the Participant, for each Plan Year of deferrals and earnings thereon, on the form provided by Company.

             (i) A lump sum distribution beginning on the Participant's Payment Date.

             (ii) Substantially equal annual installments over five (5) years beginning on the Participant's Payment Date.

             (iii) Substantially equal annual installments over fifteen (15) years beginning on the Participant's Payment Date.

                   A Participant may modify the form of benefit that he or she has previously elected, provided such modification occurs at least one (1) year before the Participant terminates employment with Company.

                   In the event a Participant fails to elect an optional form of benefit, the Participant's Distributable Amount will be distributed in annual installments over ten years beginning on his or her Payment Date.

                                    In the case of a Participant who terminates
his employment with Company and has an Account balance of $50,000 or less, the Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) in a lump sum distribution on the Participant's Payment Date.

                                    The Participant's Account shall continue to
be credited with earnings pursuant to Section 4.1 of the Plan until all amounts credited to his or her Account under the Plan have been distributed.

         (b) Distribution With Scheduled Withdrawal Date. In the case of a Participant who has elected a Scheduled Withdrawal Date for a distribution while still in the employ of the Company, such Participant shall receive his or her Distributable Amount, but only with respect to those deferrals of Compensation and earnings on such deferrals of Compensation as shall have been elected by the Participant to be subject to the Scheduled Withdrawal Date in accordance with
Section 1.2(dd) of the Plan. A Participant's Scheduled Withdrawal Date with respect to amounts of Compensation deferred in a given Plan Year can be no earlier than two years from the last day of the Plan Year for which the deferrals of Compensation are made, and shall be paid in the January of the elected year. A Participant may extend the Scheduled Withdrawal Date for the deferral of Compensation for any Plan Year, provided such extension occurs at least one year before the Scheduled Withdrawal Date and is for a period of not less than two years from the Scheduled Withdrawal Date. The Participant shall have the right to twice modify any Scheduled Withdrawal Date, provided the second such modification shall only be effective if consented to by the Committee. In the event a Participant terminates employment with Company prior to a Scheduled Withdrawal Date, other than by reason of death, the portion of the Participant's Account associated with Scheduled Withdrawal Dates which have not occurred prior to such termination shall be distributed in the manner previously elected by Participant.

         (c) Death Benefit. In the case of a Participant who dies while employed by the Company, the following benefits shall be provided:

             (i) In the case of a Participant who commences participation prior to December 31, 1998, the portion of the death benefit from any life insurance policy purchased by the Company to insure the life of the Participant, that is subject to a "Split-Dollar Life Insurance Agreement" (as described therein) (the "Policy"), and which is equal to $250,000. Notwithstanding the previous sentence, in the case of a Participant who commences participation after December 31, 1998, the death benefit for any life insurance purchased by the Company shall be equal to $100,000 unless modified in the sole and absolute discretion of the Committee. Any such Policy shall be subject to certain conditions set forth in a "split-dollar life insurance agreement" between the Participant, Trustee and the Company, pursuant to which the Participant may designate a beneficiary with respect to the portion of the Policy proceeds described in this Section 6.1(c)(l) in the event the Participant dies prior to terminating employment with the Company. The Participant shall have the right to designate and change such beneficiary (which need not be his or her Beneficiary) at any time on a form provided by and filed with the insurance company. If no such form is on file with the insurance company, the insurance proceeds designated in this paragraph (1) shall be paid to the Beneficiary. The benefit payable pursuant to this paragraph (1) shall only be paid if the insurance company agrees that the Participant is insurable at rates which are economically acceptable to Company, as determined in the Company's sole and absolute discretion, and shall be subject to all conditions and exceptions set forth in the applicable insurance policy. Notwithstanding the provision of this Plan or any other document to the contrary, the Company shall not have any obligation to pay the Participant or his or her beneficiary any amounts described in Section 6.1(c)(1); all such amounts due pursuant to Section 6.1(c)(1) shall be payable solely from the proceeds of the Policy, if any. Furthermore, the Company is not obligated to maintain the Policy; no death benefit shall be payable hereunder if the Company has discontinued the Policy for the Participant. In addition, no Policy shall be allocated to any Account.

             (ii) The Account Balance in a lump sum or installments as previously elected by the Participant.

         (d) Death After Benefit Commencement. In the event a Participant dies after he has terminated from the employ of the Company and still has a balance in his or her Account, the balance shall continue to be paid in quarterly installments for the remainder of the period as elected by the Participant.

    6.2  Early Distributions.

         A Participant shall be permitted to elect an Early Distribution from his or her Deferral Account prior to the Payment Date, subject to the following restrictions:

         (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

         (b) The amount of the Early Distribution shall in all cases be an amount up to 90% of his or her vested Account balance.

         (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

         (d) If a Participant receives an Early Distribution of his entire vested Account, the remaining balance of his or her Account (10% of the Deferral Account) shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount. If a Participant receives an Early Distribution of less than 90% of his Account, such Participant shall forfeit 10% of the gross amount to be distributed from the Participant's Account.

         (e) If a Participant receives an Early Distribution of either all or a part of his Deferral Account, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and the following Plan Year. In addition, if a Participant receives an Early Distribution of all of his Deferral Account, neither the Participant nor his Beneficiary shall be entitled to death benefits under Section 6.1(c)(1) and (2) of the Plan.

    6.3  Hardship Distribution.

         A Participant shall be permitted to elect a Hardship Distribution in accordance with Section 1.2(u) of the Plan prior to the Payment Date of amounts held in his Deferral Account and vested amounts held in his Company Discretionary Contribution Account and Company Matching Contribution Account, subject to the following restrictions:

         (a) The election to take a Hardship Distribution shall be made by filing a form provided by and filed with Committee prior to the end of any calendar month.

         (b) The Committee shall have made a determination that the requested distribution constitutes a Hardship Distribution in accordance with Section 1.2(v) of the Plan.

         (c) The amount determined by the Committee as a Hardship Distribution shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Hardship Distribution election is made and approved by the Committee.

         (d) If a Participant receives a Hardship Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and the following Plan Year. In addition, if a Participant receives a Hardship Distribution of his entire Account, neither the Participant nor his Beneficiary shall be entitled to death benefits under Section 6.1(c)(1) and (2) of the Plan.

    6.4  Inability to Locate Participant.

         In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant's Deferral Account, shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

    6.5  Payment of Policy Premiums.

         So long as the Company maintains a Policy for a Participant, the Company shall pay to the Trustee amounts necessary to pay premiums on the Policy insuring the Participant's life from as soon as practical after the end of each Plan Year, or such earlier time as the Company shall determine (but no later than the tax return due date for the Company for such year), in amounts equal to the amount deferred by the Participant for the Plan Year.

                                  ARTICLE VII.
                                 ADMINISTRATION

    7.1  Committee.

         The number of members comprising the Committee shall be determined by the Board in accordance with Company By-Laws. All issues with respect to the composition of the Committee, resignation or removal of Committee members and filling of vacancies on the Committee shall be determined by the Board in accordance with Company By-Laws.

    7.2  Committee Action.

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

    7.3  Powers and Duties of the Committee.

         (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

             (i) To select the Funds in accordance with Section 3.2(b) hereof,

             (ii) To construe and interpret the terms and provisions of this Plan;

             (iii) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

             (iv) To maintain all records that may be necessary for the administration of the Plan;

             (v) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

             (vi) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof,

             (vii) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe;

             (viii) To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue the Policies; and

             (ix) If a Policy is discontinued or a Participant has terminated employment with the Company for a reason other than death, (A) to notify the insurance company that no death benefits are payable to the beneficiaries of the applicable Participant under the Policy (and that neither the Participant nor his or her beneficiary has any rights under the Policy or to any benefits under the Policy) and (B) to file a new beneficiary designation with the insurance company naming the Company as beneficiary or to cash in the Policy.

    7.4  Construction and Interpretation.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

    7.5  Information.

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

    7.6  Compensation, Expenses and Indemnity.

         (a) The members of the Committee shall serve without compensation for their services hereunder.

         (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

         (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

    7.7  Quarterly Statements.

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

    7.8  Disputes.

         (a) Claim.

             A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

         (b) Claim Decision.

             Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

             If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Agreement on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

         (c) Request For Review.

             Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

         (d) Review of Decision.

             Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1 Unsecured General Creditor.

             Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA.

    8.2  Restriction Against Assignment.

         The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

    8.3  Withholding.

         There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

    8.4  Amendment, Modification, Suspension or Termination.

         The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts (neither the Policies themselves, nor the death benefit described in Section 6.1(c)(1) shall be treated as allocated to Accounts). In addition, the Committee has the right to amend or terminate Section 6.1(c)(1). In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

    8.5  Governing Law.

         This Plan shall be construed, governed and administered in accordance with the laws of the State of Tennessee.

    8.6  Receipt or Release.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

    8.7  Payments on Behalf of Persons Under Incapacity.

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

    8.8  Limitation of Rights and Employment Relationship

         Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

    8.9  Headings.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this 17th day of Feb., 1998.

                                         O'CHARLEY'S INC.


                                         By     /s/ A. Chad Fitzhugh
                                              --------------------------

                                              Its:    CFO
                                                  ----------------------

                             FIRST AMENDMENT TO THE
                                O'CHARLEY'S INC.
                           DEFERRED COMPENSATION PLAN

         The O'Charley's Inc. Deferred Compensation Plan, which was adopted as of January 1, 1999, is hereby amended in the following manner. This Amendment is effective as of January 1, 2001.

         Article VI, Section 6.1(b) is amended by the addition of the following subsection at the end of the paragraph:

         "(1) One Time Election to Extend the Scheduled Withdrawal Date. Notwithstanding the foregoing, due to administrative error, a Participant may make a onetime election on or before May 1, 2001 to extend a Scheduled Withdrawal Date which falls on or after January 1, 2002. Such extension shall be for a period not less than two (2) years from the initial Scheduled Withdrawal Date and shall in all other respects comply with this Section 6.1(b)."

         IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, O'Charley's Inc. has caused this Amendment to be executed in its name and on its behalf, on the date set forth below, by its officer thereunto duly authorized.

Date: 5/2/01                              O'CHARLEY'S INC.


                                          By:      /s/ A. Chad Fitzhugh
                                                   --------------------------

                                          Title:   CFO

                          AMENDMENT TO O'CHARLEY'S INC.
                           DEFERRED COMPENSATION PLAN



         WHEREAS, O'Charley's Inc. desires to amend its Deferred Compensation Plan effective January 1, 2002 as follows:

         1. Section 3.3 of the Plan entitled "Maximum 401(k) Contribution is deleted in its entirety.

         2. Section 3.6 of the Plan is added to read as follows:

                  "3.6 Determination of Non-Highly Compensated Status and
                       Suspension of Participation.

                       In the event Company determines that a Participant, who has previously been a highly compensated employee in a prior or current Plan Year, ceases to meet the Company's criteria for highly compensated status, which is necessary for participation in this Plan, the Company shall, upon such determination, cause the individual to no longer be eligible to defer Compensation under this Plan. Such determination shall not require the Company to cause a distribution to be made of the Participant's Account unless otherwise required by Section 6.6 of the Plan."

         3. Section 6.6 of the Plan is added to read as follows:

                  "6.6 Payment Determination of Non-Highly Compensated Status.

                       In the event it is determined by the Internal Revenue
                  Service, the Department of Labor or a court of competent jurisdiction that an individual who is a Participant in this Plan either is not a highly compensated employee, the Committee shall cause a distribution to be made in a lump sum of the Participant's Account as soon as practicable after such determination has been made."

         IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer as of this 28th day of December, 2001.

                                         O'CHARLEY'S INC.


                                         By:      /s/ A. Chad Fitzhugh
                                                  --------------------------

                                         Its:     CFO

                                    AMENDMENT
                                       TO
                   O'CHARLEY'S INC. DEFERRED COMPENSATION PLAN

         The O'Charley's Inc. Deferred Compensation Plan ("Plan") which was adopted as of January 1, 1999 is hereby amended in the following manner. This Amendment is effective as of January 1, 2003.

         1. Section 1.2(hh) is added to the Plan and shall read as follows:

                  "(hh) "Disability" shall mean an illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months or can be expected to result in death, certified by a physician selected by or satisfactory to the Company which prevents the Participant from engaging in the majority of the activities of his current job or occupation."

         2.       Section 6.l(a) is amended to read as follows:

                  "(a) Distribution Without Scheduled Withdrawal Date. In the case of a Participant who terminates employment with Company and has an Account balance of more than $50,000, the Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) in substantially equal annual installments over ten (10) years beginning on the Participant's Payment Date. The following optional forms of benefit may be elected by the Participant, for each Plan Year of deferrals and earnings thereon, on the form provided by Company.

                           (1) A lump sum distribution beginning on the Participant's Payment Date,

                           (2) Substantially equal annual installments over five
                           (5) years beginning on the Participant's Payment
                           Date,

                           (3) Substantially equal annual installments over fifteen (15) years beginning on the Participant's Payment Date.

                  A Participant may modify the form of benefit that he or she has previously elected, provided such modification occurs at least one (1) year before the Participant terminates employment with Company.

                  In the event a Participant fails to elect an optional form of benefit, the Participant's Distributable Amount will be distributed in a lump sum on his or her Payment Date.

                  In the case of a Participant who terminates his employment with Company and has an Account balance of $50,000 or less, the Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) in a lump sum distribution on the Participant's Payment Date.

                  The Participant's Account shall continue to be credited with earnings pursuant to Section 4.1 of the Plan until all amounts credited to his or her Account under the Plan have been distributed."

         3.       Section 6.1(e) is added to read as follows:

                  "(e) Disability Benefit.

                  In the event a Participant incurs a Disability which causes his or her termination of employment while still having a balance in his or her Account, the balance shall be paid to the Participant as soon as practicable after the Disability in a lump sum."

         4.       Section 4.4 is added to the Plan and shall read as follows:

                  "4.4 "Administrative Expense and Fees". Each Participant's Account shall be charged with a pro rata portion of the expenses of the Plan as determined by the Company.

         5. Section 7.8 of the Plan shall be amended in its entirety and shall read as follows:

                  "7.8. Disputes.

                  (a) Submission of Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business. The claim must be dated and signed by the Claimant or his or her authorized representative, and must contain the Claimant's address and telephone number.

                  (b) Denial of Claim. If a claim is wholly or partially denied, the Company or its delegate shall, within a reasonable period of time not to exceed ninety (90) days after receipt of the claim, provide written notice to the Claimant setting forth the following in a manner calculated to be understood by the
                  Claimant:

                           (1) The specific reason or reasons for the denial;

                           (2) Specific reference to pertinent Plan provisions on which the denial is based;

                           (3) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                           (4) An explanation of the Plan's review procedures and time limits, including, where appropriate, the Claimant's right to bring a lawsuit under Section 502(a) of the Employee Retirement Income Security Act ("ERISA") following an adverse benefit determination on review.

                  If special circumstances require an extension of time for processing the claim, the Company or its delegate may extend the period for an additional ninety (90) days by furnishing written notice of the extension and the special circumstances to the Claimant prior to the termination of the initial 90-day period.

                  If notice of denial of the claim is not furnished to a Claimant within these periods, and the claim has not been granted within these periods, the claim shall be deemed denied for the purposes of review,

                  (c) Appeal From Denial of Claim. A Claimant who wishes to appeal the denial of a claim must deliver to the Committee a written application for review within sixty (60) days after receipt by the Claimant of written notification of denial of the claim. Such written application must be addressed to the Secretary of the Company, at its then principal place of business. The written application must be dated and signed by the Claimant or his or her authorized representative and must request a review of the prior denial of the claim. The Claimant shall be entitled to a full and fair review of the denial of his or her claim, including the opportunity to submit issues and comments in writing.

                  Any new information will be considered without regard to whether it was submitted in the initial determination for benefits. On appeal, the Claimant or the Claimant's representative may also review all relevant documents, records, and other information pertaining to the claim for benefits which were relied upon, submitted, considered or generated in the course of making such benefit determination. The Claimant may also request a copy of such documents free of charge.

                  (d) Committee Review of Appeal. The Committee shall make its decision on the appeal within a reasonable period of time not to exceed sixty (60) days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing, if in the Committee's determination a hearing is necessary or advisable) require an extension of time, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension and the special circumstances shall be furnished to the Claimant prior to the commencement of the extension. If the decision on review is not furnished within these time limits, the claim shall be deemed denied on review.

                  The decision on review shall be in writing, shall be written in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, and notice that the applicant is entitled to receive the relevant documents pertaining to the claim, and, where appropriate, that the Claimant has a right to bring an action under Section 502(a) of ERISA.

                  (e) Exhaustion of Administration Remedies. The claims procedures set forth in this Section 7.8 shall be strictly adhered to by each Claimant under this Plan and no judicial or arbitration proceedings with respect to any claim for Plan benefits hereunder shall be commenced by any Claimant until the proceedings set forth herein have been exhausted in full."

                  IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this 5th day of Sept., 2003.

                                              O'CHARLEY'S INC.


                                              By:   /s/
                                                    ----------------------------

                                                    Its:
                                                        ------------------------






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